Exhibit 99.1

Regal Rexnord Commences CEO Succession Process

MILWAUKEE, Oct. 29, 2025 /PRNewswire/ -- The Board of Directors of Regal Rexnord Corporation (the “Company”) (NYSE: RRX) today announced that it is engaged in a Chief Executive Officer (“CEO”) search process consistent with the Board’s succession planning process and responsibilities.  The Board of Directors is grateful to Louis Pinkham, the Company’s current CEO, for his leadership and many significant contributions to the Company since being appointed CEO in April 2019.  During his tenure, Mr. Pinkham led the transformation of the Company to become a global leader in automation and motion control, power transmission, and power efficiency solutions. As a result, and during his tenure, the enterprise value of the Company has increased to $15 billion from ~$4.5 billion, with a total shareholder return of nearly 100% (inclusive of reinvested dividends).

“On behalf of the Board of Directors, I want to thank Louis for his superb leadership and significant operational achievements for the Company during the formation, integration and transformation of the Company,” said Rakesh Sachdev, Chairman of the Board of Directors.  “The Board believes that the Company is well positioned for its next phase of growth based on the enhanced customer value proposition and all the work Louis and our dedicated team of 30,000 associates have done to date.”

“It has been an immense honor to lead the Company for the past six plus years.  I believe the Company’s business and team are strong and that now is a good time for a new leader to drive the next chapter for Regal Rexnord.  I look forward to continuing to lead the Company until the Board identifies my successor,” said Louis Pinkham, Chief Executive Officer.

The Board of Directors is being assisted in the search process by a leading executive search firm.  Mr. Pinkham will remain as CEO until a successor is identified to facilitate an orderly leadership transition. Mr. Pinkham will resign from the Board at the time of the appointment of the new CEO.

About Regal Rexnord

Regal Rexnord’s 30,000 associates around the world help create a better tomorrow by providing sustainable solutions that power, transmit and control motion.  The Company’s electric motors and air moving subsystems provide the power to create motion.  A portfolio of highly engineered power transmission components and subsystems efficiently transmits motion to power industrial applications.  The Company’s automation offering, comprised of controllers, drives, precision motors, and actuators, controls motion in applications ranging from factory automation to precision tools used in surgical applications.

The Company’s end markets benefit from meaningful secular demand tailwinds, and include discrete automation, food & beverage, aerospace, medical, data center, energy, residential and commercial buildings, general industrial, and metals and mining.
Regal Rexnord is comprised of three operating segments: Automation & Motion Control, Industrial Powertrain Solutions and Power Efficiency Solutions.  Regal Rexnord is headquartered in Milwaukee, Wisconsin and has manufacturing, sales and service facilities worldwide.  For more information, including a copy of our Sustainability Report, visit RegalRexnord.com.

Forward Looking Statements

All statements in this communication, other than those relating to historical facts, are “forward-looking statements.”  Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” and similar expressions, including references to assumptions.  Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements, including but not limited to risks related to the Company’s ability to identify and attract a qualified candidate to serve as the Company’s next CEO and other factors that can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.